Exhibit 99.1

AMRI Announces First Quarter 2015 Results

Albany, NY (May 5, 2015) – AMRI (NASDAQ: AMRI) today reported financial and operating results for the first quarter ended March 31, 2015.

Highlights:

•	First quarter contract revenue of $75.1 million, up 47% from 2014
•	First quarter royalties of $6.7 million, down 19% from 2014
•	First quarter adjusted diluted EPS of $0.20 up 25% from $0.16 in 2014, including a $0.03 decrease in EPS from royalties in the current quarter
•	Completed the acquisitions of SSCI/West Lafayette, Ind. and Glasgow UK businesses, broadening our capabilities in analytical and drug product development services
•	Announced closure of Holywell, UK API manufacturing site; transitioning activities to other sites within AMRI
•	AMRI confirms 2015 financial guidance

“We are very pleased with our results this quarter, highlighted by strong growth in our Drug Product business as a result of the acquisitions of OsoBio and our Glasgow UK facility, and solid year-over-year growth in our API business,” said William S. Marth, AMRI’s president and chief executive officer. “Importantly, contract margins continue to expand across our entire operations as result of the addition of the new businesses, our cost reduction initiatives and further efficiency efforts across our business. We remain confident that these trends will continue through the year and are maintaining our outlook for 2015, which includes full year revenue growth of 40% and adjusted diluted EPS growth of 35% at the midpoint.”

First Quarter 2015 Results

Total revenue for the first quarter of 2015 was $81.8 million, an increase of 38% compared to total revenue of $59.3 million reported in the first quarter of 2014.

Total contract revenue for the first quarter of 2015 was $75.1 million, an increase of 47% compared to total contract revenue of $51.0 million reported in the first quarter of 2014. Adjusted contract margins were 23% for the first quarter of 2015, compared with 18% for the first quarter of 2014, driven by the growth of the Drug Product business, increased capacity utilization, and the benefit of cost reduction initiatives and facility optimization. Adjusted contract margins exclude purchase accounting depreciation and amortization that is included under U.S. GAAP. For a reconciliation of U.S. GAAP contract margins as reported to adjusted contract margins for the 2015 and 2014 reporting periods, please see Table 1 at the end of press release.

Royalty revenue in the first quarter of 2015 was $6.7 million, a decrease of 19% from $8.3 million in the first quarter of 2014 due primarily to lower royalties on Allegra (fexofenadine) products. Royalty revenue for the first quarter of 2015 includes $3.8 million of royalties from the fexofenadine products and $2.9 million from the net sales of certain amphetamine salts sold by Actavis.

Net loss under U.S. GAAP was $(2.2) million, or $(0.07) per diluted share, in the first quarter of 2015, compared to U.S. GAAP net income of $3.5 million, or $0.11 per diluted share for the first quarter of 2014. Net income on an adjusted non-GAAP basis in the first quarter was $6.4 million or $0.20 per diluted share, compared to adjusted net income of $5.1 million or $0.16 per diluted share for 2014. During the first quarter 2015, the company recorded, among other items, $2.5 million of impairment and $1.3 million of restructuring charges related to the company’s plan to cease operations at its Holywell, UK facility.

Segment Results

Discovery and Development Services (DDS)

	Three Months Ended
	March 31,
(Unaudited; $ in thousands)	2015	2014

DDS Contract Revenue	$19,263	$18,990
Cost of Contract Revenue	14,756	15,627
Contract Gross Profit (1)	4,507	3,363
Contract Gross Margin	23%	18%

(1) A portion of the 2014 amounts were reclassified from DDS to API to better align business activities within our reporting segments.

Discovery and Development Services (DDS) contract revenue for the first quarter of 2015 increased 1% to $19.3 million, compared to $19.0 million the first quarter of 2014, primarily due to an increase in discovery services revenue. DDS gross margins increased to 23% from 18% in the quarter, driven by the benefit of cost reduction initiatives and facility optimization.

Active Pharmaceutical Ingredients (API)

	Three Months Ended
	March 31,
(Unaudited; $ in thousands)	2015	2014

API Contract Revenue	$37,848	$29,760
Cost of Contract Revenue	28,583	23,245
Contract Gross Profit	9,265	6,515
Contract Gross Margin	24%	22%

Adjusted Contract Gross Profit (1) (2)	9,400	6,515
Adjusted Contract Gross Margin (1) (2)	25%	22%

(1) A portion of the 2014 amounts were reclassified from DDS to API to better align its business activities within our reporting segments.

(2) Refer to Table 1 included in this release for the reconciliation of U.S. GAAP contract gross profit and contract gross margin to adjusted contract gross profit and adjusted contract gross margin as a percentage of contract revenue.

API contract revenue for the first quarter of 2015 increased 27% compared to the same period of 2014 due primarily an increase in API shipments to customers, and the addition of Cedarburg Pharmaceuticals. API adjusted contract margins for the first quarter of 2015 increased to 25% from 22% in the first quarter of 2014, due to the mix of business within the segment.

Drug Product Manufacturing

	Three Months Ended
	March 31,
(Unaudited; $ in thousands)	2015	2014

DPM Contract Revenue	$18,020	$2,288
Cost of Contract Revenue	14,800	2,738
Contract Gross Profit	3,220	(450)
Contract Gross Margin	18%	(20)%

Adjusted Contract Gross Profit (Loss) (2)	3,367	(450)
Adjusted Contract Gross Margin (2)	19%	(20)%

(2) Refer to Table 1 included in this release for the reconciliation of U.S. GAAP contract gross loss and contract gross margin to adjusted contract gross profit (loss) and adjusted contract gross margin as a percentage of contract revenue.

Drug Product Manufacturing contract revenue for the first quarter of 2015 increased $15.7 million over the same period of 2014, reflecting the addition of Oso Biopharmaceuticals Manufacturing (OsoBio) acquired in July 2014 and the Glasgow, UK-based injectable drug product formulation business acquired in January 2015. Drug Product adjusted contract margins for the first quarter of 2015 increased to 19% compared to (20%) in the same period of 2014, driven by the addition of the Glasgow and OsoBio businesses.

Liquidity and Capital Resources

At March 31, 2015, AMRI had cash, cash equivalents and restricted cash of $32.2 million, compared to $51.0 million at December 31, 2014. The decrease in cash and cash equivalents for the quarter ended March 31, 2015 was primarily due to the use of $59.3 million to acquire the SSCI/West Lafayette, Ind. and Glasgow, UK businesses and $4.1 million used for capital expenditures, which were offset by $4.4 million in cash generated from operations and $39 million from borrowings on our long-term debt. Total common shares outstanding, net of treasury shares, were 33,104,229 at March 31, 2015.

Financial Outlook

AMRI’s outlook for 2015 is as follows:

•	Full year contract revenue is expected to be between $335 and $370 million, an increase of 40% at the midpoint, including
o	DDS revenue of approximately $98 million
o	API revenue of approximately $162 million
o	Drug Product revenue of approximately $92 million
•	Adjusted contract margins of approximately 25%
•	Royalty revenue of between $13 and $14 million, including approximately $4 million of Allegra royalties, which expire fully in the third quarter 2015
•	Adjusted selling, general and administrative (SG&A) expenses at approximately 17% of contract revenue
•	Adjusted EBITDA between $59 and $65 million, up 34% at the midpoint

•	Adjusted diluted EPS is expected to be between $0.80 and $0.90, compared to $0.63 in 2014, based on an average fully diluted share count of approximately 33 million shares
•	Ratio of total revenue and adjusted diluted EPS in the first and second half of 2015 is expected to be 45% and 55%, respectively
•	Capital expenditures of between $24 and $26 million
•	Effective tax rate of approximately 33%

Beginning in the second quarter 2015, AMRI will implement an updated non-GAAP definition, which will include the impact of cash interest expense and exclude the impact of non-cash stock-based compensation, both of which had previously been excluded and included, respectively in the Company’s calculations of these non-GAAP financial measures. These changes will redefine non-GAAP cost of contract revenue, SG&A, interest expense, net income, and EBITDA financial measures from the existing non-GAAP definition. We believe these financial measures provide investors with appropriate non-GAAP measurements that emphasize the cash earnings potential of the business and better reflect the underlying financial performance of the business.

The updated non-GAAP definition does not impact AMRI’s 2015 financial outlook as previously disclosed. To ensure that operating results can be evaluated on a comparable basis, historic non-GAAP reported operating results will be adjusted to match this new definition.  In conjunction with this change, AMRI will provide adjusted non-GAAP financial results in line with the updated non-GAAP definition for full year 2014.  This supplemental document is available at the Investor Relations page of the company’s website at www.amriglobal.com. This change does not impact any prior period financial statements presented on a GAAP basis.

First Quarter Results Conference Call

AMRI will host a conference call and webcast today at 8:30 a.m. ET to discuss first quarter 2015 results. The conference call can be accessed by dialing (866) 208-5728 (domestic calls) or (224) 633-1279 (international calls) at 8:20 a.m. ET and entering passcode 30238095. The webcast and supplementing slides can be accessed on the company’s website at www.amriglobal.com.

A replay of the conference call can be accessed for 24 hours beginning at 11:30 a.m. ET at (855) 859-2056 (domestic calls) or (404) 537-3406 (international calls) and entering passcode 30238095. Replays of the webcast can also be accessed for up to 90 days after the call via the investor area of the company’s website at http://ir.amriglobal.com.

About AMRI

Albany Molecular Research Inc. (AMRI) is a global contract research and manufacturing organization that has been working with the Life Sciences industry to improve patient outcomes and the quality of life for more than two decades. With locations in North America, Europe and Asia, our key business segments include Discovery and Development Solutions (DDS), Active Pharmaceutical Ingredients (API), and Drug Product Manufacturing. Our DDS segment provides comprehensive services from hit identification to IND, including expertise with diverse chemistry, library design and synthesis, in vitro biology and pharmacology, drug metabolism and pharmacokinetics, as well as natural products. API Manufacturing supports the chemical development and cGMP manufacture of complex API, including potent, controlled substances, biologics, peptides, steroids, and cytotoxic compounds. Drug Product Manufacturing supports development through commercial scale production of complex liquid-filled and lyophilized parenteral formulations. For more information about AMRI, please visit our website at www.amriglobal.com or follow us on Twitter (@amriglobal).

Forward-looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include, but are not limited to, statements regarding the company's estimates of revenue, contract revenue, adjusted EBITDA, adjusted diluted earnings per share, and all information and other statements regarding the estimates of results and financial outlook for 2015, statements made by the company's Chief Executive Officer, statements under the caption “Financial Outlook,” statements regarding the strength of the company’s business and prospects, statements regarding the impact of recent acquisition activity, and statements concerning the company’s momentum and long-term growth, including expected results for 2015. Readers should not place undue reliance on our forward-looking statements. The company’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the company may not be able to predict and may not be within the company’s control. Factors that could cause such differences include, but are not limited to, trends in pharmaceutical and biotechnology companies’ outsourcing of manufacturing services and chemical research and development, including softness in these markets; sales of Allegra® and the impact of the “at-risk” launch of generic Allegra®, the rapid reduction in royalties on the Allegra products expected in 2015 and the patent expirations on such products, the OTC conversion of Allegra® and the generic and OTC sales of Allegra in Japan on the company’s receipt of significant royalties under the Allegra® license agreement; the success of the sales of other products for which the company receives royalties; the risk that the company will not be able to replicate either in the short or long term the revenue stream that has been derived from the royalties payable under the Allegra® license agreements; the risk that clients may terminate or reduce demand under any strategic or multi-year deal; the company’s ability to enforce its intellectual property and technology rights; the company’s ability to obtain financing sufficient to meet its business needs; the company’s ability to successfully comply with heightened FDA scrutiny on aseptic fill/finish operations; the results of further FDA inspections; the company’s ability to effectively maintain compliance with applicable FDA and DEA regulations; the company’s ability to integrate past or future acquisitions, including the Aptuit West Lafayette and Glasgow operations, Cedarburg Pharmaceuticals and Oso Biopharmaceuticals Manufacturing, and make such acquisitions accretive to the company’s business model, the company’s ability to take advantage of proprietary technology and expand the scientific tools available to it, the ability of the company’s strategic investments and acquisitions to perform as expected, as well as those risks discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on March 16, 2015, and the company's other SEC filings. Contract revenue, adjusted diluted EPS, adjusted SG&A, adjusted contract margin, adjusted EBITDA and other financial guidance offered by senior management today with respect to 2015 represent a point-in-time estimate and are based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. Numerous factors, including those noted above, may cause actual results to differ materially from the guidance provided. The company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.

Non-GAAP Adjustment Items

To supplement our financial results prepared in accordance with U.S. GAAP, we have presented non-GAAP measures of contract gross profit, contract gross margin, income from operations, and net income and income per diluted share as adjusted to exclude certain impairment charges, restructuring charges, executive transition costs, debt interest and amortization charges, business acquisition costs, non-recurring legal costs, ERP implementation costs, depreciation and amortization of purchase accounting adjustments, non-recurring organizational costs, and postretirement benefit plan settlement gains in the 2015 and 2014 periods. We have also presented non-GAAP measures of adjusted EBITDA, which in addition to the items excluded above, further excluded the impact of interest income and expense, depreciation and amortization expense, and income tax expense or benefit. Exclusion of these non-recurring items allows comparisons of operating results that are consistent over time. We believe presentation of these non-GAAP measures enhances an overall understanding of our historical financial performance because we believe they are an indication of the performance of our base business. Management uses these non-GAAP measures as a basis for evaluating our financial performance as well as for budgeting and forecasting of future periods. For these reasons, we believe they can be useful to investors. The presentation of this additional information should not be considered in isolation or as a substitute for income (loss) from operations, net income (loss) or income (loss) per diluted share, prepared in accordance with U.S. GAAP. Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are set forth in Tables 1-3. Our projected 2015 adjusted EPS and adjusted EBITDA, however, are only provided on an adjusted basis. It is not feasible to provide GAAP EPS and EBITDA guidance because the items excluded are difficult to predict and estimate and are primarily dependent on future events.

Contacts:
Investors: Patty Eisenhaur, Head of Investor Relations, 518-512-2936
Media: Gina Rothe, AMRI Communications, 518-512-2512

Albany Molecular Research, Inc.

Selected Consolidated Balance Sheet Data

(unaudited)

(Dollars in thousands)	March 31, 2015	December 31, 2014

Cash and cash equivalents	$28,515	$46,995
Restricted cash	3,675	4,052
Accounts receivable, net	69,063	71,644
Royalty income receivable	6,779	5,061
Inventory	53,504	49,880
Total current assets	189,771	192,155
Property and equipment, net	176,997	164,332
Total assets	571,142	519,953

Total current liabilities	53,756	48,690
Long-term debt, excluding current installments, net of unamortized discount	200,493	159,980
Total liabilities	329,267	278,131
Total stockholders’ equity	241,875	241,822
Total liabilities and stockholders’ equity	571,142	519,953

Albany Molecular Research, Inc.

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended
(Dollars in thousands, except for per share data)	March 31, 2015	March 31, 2014

Contract revenue	$75,131	$51,038
Recurring royalties	6,685	8,283
Total revenue	81,816	59,321

Cost of contract revenue	58,139	41,610
Technology incentive award	382	593
Research and development	490	79
Selling, general and administrative	17,474	10,629
Postretirement benefit plan settlement gain	-	(1,285)
Restructuring charges	1,487	230
Impairment charges	2,615	-
Total operating expenses	80,587	51,856

Income from operations	1,229	7,465

Interest expense, net	(3,036)	(2,616)
Other income (expense), net	469	(40)

(Loss) income before income taxes	(1,338)	4,809

Income tax expense	885	1,309

Net (loss) income	$(2,223)	$3,500

Basic (loss) earnings per share	$(0.07)	$0.11

Diluted (loss) earnings per share	$(0.07)	$0.11

Table 1: Reconciliation of three months ended March 31, 2015 and 2014 reported contract gross profit (loss) and contract gross margin to adjusted contract gross profit (loss) and adjusted contract gross margin

Non-GAAP Measures	Three Months Ended
(Dollars in thousands)	March 31,
	2015	2014

Consolidated Contract Revenue, as reported	$75,131	$51,038
Consolidated Cost of Contract Revenue, as reported	58,139	41,610
Consolidated Contract Gross Profit, as reported	16,992	9,428
add: Purchase accounting depreciation	282	-
Consolidated Contract Gross Profit, as adjusted	$17,274	$9,428
Consolidated Contract Gross Margin, as reported	23%	18%
Consolidated Contract Gross Margin, as adjusted	23%	18%

API Segment Contract Revenue, as reported	$37,848	$29,760
API Segment Cost of Contract Revenue, as reported	28,583	23,245
API Segment Contract Gross Profit, as reported	9,265	6,515
add: Purchase accounting depreciation	135	-
API Segment Contract Gross Profit, as adjusted	$9,400	$6,515
API Segment Contract Gross Margin, as reported	24%	22%
API Segment Contract Gross Margin, as adjusted	25%	22%

Drug Product Segment Contract Revenue, as reported	$18,020	$2,288
Drug Product Segment Cost of Contract Revenue, as reported	14,800	2,738
Drug Product Segment Contract Gross Loss, as reported	3,220	(450)
add: Purchase accounting depreciation	147	-
Drug Product Segment Contract Gross Profit (Loss), as adjusted	$3,367	$(450)
Drug Product Segment Contract Margin, as reported	18%	(20)%
Drug Product Segment Contract Margin, as adjusted	19%	(20)%

Table 2: Reconciliation of the three months ended March 31, 2015 and 2014 reported income from operations, net income and earnings per diluted share to adjusted income from operations, adjusted net income and adjusted diluted earnings per share:

	First Quarter	First Quarter
(Dollars in thousands, except for per share data)	2015	2014
Non-GAAP Measures
Income from operations, as reported	$1,229	$7,465
Impairment charges	2,615	-
Restructuring charges	1,487	230
Executive transition costs	1,325	640
Business acquisition costs	1,090	322
Purchase accounting depreciation and amortization	1,003	-
Postretirement benefit plan settlement gain	-	(1,285)
ERP Implementation costs	204	-
Non-recurring professional fees	617	-
Income from operations, as adjusted	$9,570	$7,372
Net income, as reported	$(2,223)	$3,500
Adjustments, net of tax:
Impairment charges	2,592	-
Restructuring charges	1,415	197
Executive transition costs	862	416
Business acquisition costs	709	209
Purchase accounting depreciation and amortization	666	-
Postretirement benefit plan settlement gain	-	(835)
ERP Implementation costs	133
Non-recurring professional fees	401	-
Debt interest and amortization charges	1,867	1,616
Net income, as adjusted	$6,422	$5,103
Earnings per diluted share, as reported	$(0.07)	$0.11
Adjustments, net of tax:
Impairment charges	0.08	-
Restructuring charges	0.05	0.01
Executive transition costs	0.03	0.01
Business acquisition costs	0.02	0.01
Purchase accounting depreciation and amortization	0.02	-
Postretirement benefit plan settlement gain	-	(0.03)
ERP Implementation costs	-	-
Non-recurring professional fees	0.01	-
Debt interest and amortization charges	0.06	0.05
Earnings per diluted share, as adjusted	$0.20	$0.16

Table 3: Reconciliation of the three months ended March 31, 2015 and 2014 reported income from operations to adjusted EBITDA:

	First Quarter 2015	First Quarter 2014
Income from operations, as reported	$1,229	$7,465
Impairment charges	2,615	-
Restructuring charges	1,487	230
Executive transition costs	1,325	640
Business acquisition costs	1,090	322
Purchase accounting depreciation and amortization	1,003	-
Postretirement benefit plan settlement gain	-	(1,285)
ERP Implementation costs	204	-
Non-recurring professional fees	617	-
Income from operations, as adjusted	$9,570	$7,372
Add: Non-operating (expense) income net, as reported	469	(40)
Add: Depreciation and amortization	4,483	3,761
Adjusted EBITDA	$14,522	11,093